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                                                                      Exhibit 23




                  CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Individual Retirement Account Plan of Park-Ohio Industries, Inc. and other Sponsoring Corporations of our report dated June 27, 1997 with respect to the financial statements and schedules of the Individual Retirement Account Plan of Park-Ohio Industries, Inc. and Other Sponsoring Corporations included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                              /s/ Ernst & Young LLP

Cleveland, Ohio
June 27, 1997